Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 18, 2006, Articles of Merger were filed on behalf of Federal Home Life Insurance Company (“FHL”) and First Colony Life Insurance Company (“FCL”) into Genworth Life and Annuity Insurance Company (the “Company”) with the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. The Company is the surviving entity. These mergers were consummated effective January 1, 2007. Upon consummation of the mergers involving FHL and FCL, the Company transferred its ownership of American Mayflower Life Insurance Company of New York (“AML”) to Genworth Life Insurance Company of New York (“GLICNY”), an affiliate, in exchange for a non-majority ownership interest in GLICNY. Upon transfer, AML merged into GLICNY. GLICNY is the surviving entity.

The following unaudited pro forma financial information of the Company gives effect to the mergers and the subsequent transfer of AML to GLICNY as if they had been completed on January 1, 2005 in the case of income information, and September 30, 2006, in the case of balance sheet information. We have adjusted the historical financial statements to give effect to pro forma events that are (1) directly attributable to the mergers, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on combined results. The pro forma adjustments do not include any transactions costs that may be associated with the mergers as the amounts are not deemed to be material.

Under U.S. generally accepted accounting principles, the mergers are accounted for as a business combination for entities under common control and will be presented on a combined basis for all periods presented.

The following unaudited pro forma financial information are presented for illustrative purposes only and are not necessarily indicative of what our actual financial position or results of operations would have been had the mergers been completed on the date indicated above. In addition, the unaudited pro forma financial information do not purport to project the future financial position or operating results of the resulting company. These statements do not give effect to (1) our results of operations or other transactions or developments since December 31, 2005 and September 30, 2006, as applicable, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the mergers, and (3) the effects of transactions or developments that occur subsequent to the mergers. The foregoing matters could cause both the Company’s unaudited historical combined financial position and results of operations, and the Company’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma financial information.

The following table sets forth historical combined and pro forma financial information. The historical combined financial information as of and for the year December 31, 2005 was derived from our historical financial statements which have been audited by KPMG LLP. The historical financial information as of and for the nine months ended September 30, 2006 and 2005 has been derived from our unaudited financial statements.

Genworth Life and Annuity Insurance Company Merged

Unaudited Pro Forma Financial Information

	As of September 30, 2006
	Historical Genworth Life and Annuity Insurance Company and Subsidiaries	Historical Federal Home Life Insurance Company and Subsidiaries	Eliminations		Historical combined	Pro forma adjustments - transfer of American Mayflower Life Insurance Company of New York		Unaudited pro forma
Assets

Investments:
Fixed maturities available-for-sale, at fair value	$5,768.0	$9,257.8	$—		$15,025.8	$(657.8	)(b)	$14,368.0
Equity securities available-for-sale, at fair value	21.8	8.5	—		30.3	—		30.3
Commerical mortgage loans	1,237.4	1,692.6	—		2,930.0	(127.9	)(b)	2,802.1
Policy loans	164.9	314.2	—		479.1	(30.8	)(b)	448.3
Other invested assets	385.5	407.1	—		792.6	(40.4	)(b)	1,084.6
						332.4	(c)

Total investments	7,577.6	11,680.2	—		19,257.8	(524.5)		18,733.3
Cash and cash equivalents	289.9	408.0	—		697.9	(6.5	)(b)	691.4
Accrued investment income	78.2	109.6	—		187.8	(8.3	)(b)	179.5
Deferred acquisition costs	404.2	2,157.7	—		2,561.9	(99.7	)(b)	2,462.2
Goodwill	—	471.2	—		471.2	(25.5	)(b)	445.7
Intangible assets	123.2	412.6	—		535.8	(23.6	)(b)	512.2
Reinsurance recoverable	1,744.5	7,815.3	—		9,559.8	(323.4	)(b)	9,236.4
Other assets	27.2	343.8	—		371.0	0.1	(b)	371.1
Separate account assets	9,661.7	—	—		9,661.7	—		9,661.7

Total assets	$19,906.5	$23,398.4	$—		$43,304.9	$(1,011.4)		$42,293.5

Liabilities and stockholders’ equity

Liabilities:
Future annuity and contract benefits	$8,433.1	$15,386.6	$—		$23,819.7	$(836.8	)(b)	$22,982.9
Liability for policy and contract claims	72.6	195.5	—		268.1	(6.1	)(b)	262.0
Other policyholder liabilities	154.6	73.2	—		227.8	(7.3	)(b)	220.5
Other liabilities	416.7	797.4	—		1,214.1	(159.9	)(b)	1,054.2
Deferred income tax liability	26.7	846.8	—		873.5	(44.6	)(b)	828.9
Separate account liabilities	9,661.7	—	—		9,661.7	—		9,661.7
Non-recourse funding obligations	—	2,450.0	—		2,450.0	—		2,450.0

Total liabilities	18,765.4	19,749.5	—		38,514.9	(1,054.7)		37,460.2

Stockholders’ equity:
Common stock	25.6	22.0	(22.0	)(a)	25.6	—		25.6
Preferred stock	120.0	—	—		120.0	—		120.0
Additional paid-in capital	938.6	3,203.2	22.0	(a)	4,163.8	—		4,163.8

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses)	3.9	6.1	—		10.0	(0.7	)(b)	9.3
Derivatives qualifying as hedges	0.7	(0.3)			0.4	—		0.4
Additional minimum pension liability	—	(3.3)	—		(3.3)	—		(3.3)

Total accumulated other comprehensive income (loss)	4.6	2.5	—		7.1	(0.7)		6.4
Retained earnings	52.3	421.2	—		473.5	44.0	(c)	517.5

Total stockholders’ equity	1,141.1	3,648.9	—		4,790.0	43.3		4,833.3

Total liabilities and stockholders’ equity	$19,906.5	$23,398.4	$—		$43,304.9	$(1,011.4)		$42,293.5

Genworth Life and Annuity Insurance Company Merged

Unaudited Pro Forma Financial Information

	For the nine months ended September 30, 2006
	Historical Genworth Life and Annuity Insurance Company and Subsidiaries	Historical Federal Home Life Insurance Company and Subsidiaries	Eliminations	Historical combined	Pro forma adjustments - transfer of American Mayflower Life Insurance Company of New York		Unaudited pro forma
Revenues:
Net investment income	$304.1	$506.4	$—	$810.5	$(34.2	)(b)	$776.3

Net investment gains (losses)	(14.2)	4.0	—	(10.2)	0.5	(b)	(9.7)
Premiums	72.1	774.6	—	846.7	(30.6	)(b)	816.1
Policy fees and other income	160.0	123.9	—	283.9	(1.7	)(b)	282.2

Total revenues	522.0	1,408.9	—	1,930.9	(66.0)		1,864.9

Benefits and expenses:
Interest credited	226.9	140.8	—	367.7	(12.0	)(b)	355.7
Benefits and other changes in policy reserves	140.1	687.5	—	827.6	(31.4	)(b)	796.2
Acquisition and operating expenses, net of deferrals	54.1	148.5	—	202.6	(1.4	)(b)	201.2
Amortization of deferred acquisition costs and intangibles	31.6	15.0	—	46.6	(0.5	)(b)	46.1
Interest expense	—	92.4	—	92.4	—		92.4

Total benefits and expenses	452.7	1,084.2	—	1,536.9	(45.3)		1,491.6

Income before income taxes	69.3	324.7	—	394.0	(20.7)		373.3
Provision (benefit) for income taxes	17.0	115.4	—	132.4	(7.4	)(b)	125.0
Equity in income of unconsolidated subsidiary	—	—	—	—	12.1	(d)	12.1

Net income	$52.3	$209.3	$—	$261.6	$(1.2)		$260.4

Genworth Life and Annuity Insurance Company Merged

Unaudited Pro Forma Financial Information

	For the nine months ended September 30, 2005
	Historical Genworth Life and Annuity Insurance Company and Subsidiaries	Historical Federal Home Life Insurance Company and Subsidiaries	Eliminations	Historical combined	Pro forma adjustments - transfer of American Mayflower Life Insurance Company of New York		Unaudited pro forma
Revenues:
Net investment income	$307.4	$451.1	$—	$758.5	$(31.5	)(b)	$727.0

Net investment gains (losses)	(4.0)	(5.8)	—	(9.8)	1.6	(b)	(8.2)
Premiums	78.8	737.3	—	816.1	(27.5	)(b)	788.6
Policy fees and other income	145.1	128.0	—	273.1	(5.0	)(b)	268.1

Total revenues	527.3	1,310.6	—	1,837.9	(62.4)		1,775.5

Benefits and expenses:
Interest credited	204.7	139.5	—	344.2	(12.0	)(b)	332.2
Benefits and other changes in policy reserves	143.2	696.3	—	839.5	(24.6	)(b)	814.9
Acquisition and operating expenses, net of deferrals	69.1	103.6	—	172.7	—		172.7
Amortization of deferred acquisition costs and intangibles	86.8	74.0	—	160.8	(4.3	)(b)	156.5
Interest expense	—	31.1	—	31.1	—		31.1

Total benefits and expenses	503.8	1,044.5	—	1,548.3	(40.9)		1,507.4

Income before income taxes	23.5	266.1	—	289.6	(21.5)		268.1
Provision (benefit) for income taxes	19.0	90.4	—	109.4	(7.6	)(b)	101.8
Equity in income of unconsolidated subsidiary	—	—	—	—	15.0	(d)	15.0

Net income	$4.5	$175.7	$—	$180.2	$1.1		$181.3

Genworth Life and Annuity Insurance Company Merged

Unaudited Pro Forma Financial Information

	For the year ended December 31, 2005
	Historical Genworth Life and Annuity Insurance Company and Subsidiaries	Historical Federal Home Life Insurance Company and Subsidiaries	Eliminations	Historical combined	Pro forma adjustments - transfer of American Mayflower Life Insurance Company of New York		Unaudited pro forma
Revenues:
Net investment income	$411.7	$606.9	$—	$1,018.6	$(43.1	)(b)	$975.5

Net investment gains (losses)	(4.5)	(5.2)	—	(9.7)	1.5	(b)	(8.2)
Premiums	103.5	1,008.9	—	1,112.4	(36.0	)(b)	1,076.4
Policy fees and other income	194.5	167.8	—	362.3	(5.6	)(b)	356.7

Total revenues	705.2	1,778.4	—	2,483.6	(83.2)		2,400.4

Benefits and expenses:
Interest credited	269.1	186.9	—	456.0	(16.1	)(b)	439.9
Benefits and other changes in policy reserves	190.4	954.7	—	1,145.1	(33.3	)(b)	1,111.8
Acquisition and operating expenses, net of deferrals	89.9	148.0	—	237.9	(1.7	)(b)	236.2
Amortization of deferred acquisition costs and intangibles	101.0	76.4	—	177.4	(3.7	)(b)	173.7
Interest expense	—	48.7	—	48.7	—		48.7

Total benefits and expenses	650.4	1,414.7	—	2,065.1	(54.8)		2,010.3

Income before income taxes	54.8	363.7	—	418.5	(28.4)		390.1
Provision (benefit) for income taxes	25.3	122.6	—	147.9	(10.4)		137.5
Equity in income of unconsolidated subsidiary	—	—	—	—	20.9	(d)	20.9

Net income	$29.5	$241.1	$—	$270.6	$2.9		$273.5

Notes to unaudited pro forma financial information

(a)	Reflects an adjustment to reclassify the common stock of FHL to additional paid-in capital as a result of the merger. The unaudited pro forma financial information gives effect to the merger as if it had occurred as of September 30, 2006.

(b)	Reflects adjustments to exclude amounts included in our historical combined financial information relating to the results of operations, assets and liabilities of AML that were transferred in connection with the transfer of ownership of AML to GLICNY immediately following consummation of the merger. The unaudited pro forma financial information gives effect to the merger as if it had occurred as of January 1, 2005 in the case of income information, and September 30, 2006, in the case of balance sheet information.

(c)	Reflects adjustments to include the non-majority ownership interest in GLICNY acquired in connection with the transfer of our ownership in AML. The book value of our ownership in AML was $288.4 million as of September 30, 2006. The book value of the non-majority ownership interest in GLICNY received was $332.4 million as of September 30, 2006. The difference of $44.0 million between the book value of AML and the non-majority ownership interest as of September 30, 2006 was recorded as an increase to retained earnings in the unaudited pro forma financial information. The unaudited pro forma financial information gives effect to the merger as if it had occurred as of September 30, 2006.

(d)	Reflects equity in income of unconsolidated subsidiary for the Company’s non-majority ownership interest in GLICNY. The unaudited pro forma financial information gives effect to the merger as if it had occurred as of January 1, 2005.